EXHIBIT 11
HUDSON FOODS, INC. AND SUBSIDIARIES
CALCULATION OF EARNINGS PER SHARE

(In thousands except per share data)
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                                                         Threee Months Ended                     Twelve Months Ended
                                                     September 28,        September 30,     September 28,        September 30,
                                                        1996                1995               1996                1995
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
Net income                                              $8,808              $8,361             $22,998            $35,758
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PRIMARY EARNINGS PER SHARE:
  Weighted average number of common
      shares outstanding                                 30,108             29,921              30,084             29,124
  Common stock equivalents:
    Dilutive options                                        305                352                 317                370
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  Weighted average number of common
      and common equivalent shares                       30,413             30,273              30,401             29,494
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  Primary earnings per share                              $0.29              $0.28               $0.76              $1.21
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FULLY DILUTED EARNINGS PER SHARE:
  Weighted average number of common
      shares outstanding                                 30,108             29,921              30,084             29,124
  Common stock equivalents:
    Dilutive options                                        305                352                 317                370
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  Weighted average number of common
      and common equivalent shares                       30,413             30,273              30,401             29,494
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  Fully diluted earnings per share                        $0.29              $0.28               $0.76              $1.21
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